Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-227623, 333-217560 and 333-217543) and Form S-8 (No. 333-181007, 333-175245, 333-175244, 333-212956, 333-227620 and 333-227621) of Marathon Petroleum Corporation of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

Toledo, Ohio
February 28, 2019